QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 20, 2019, relating to the financial statements of Archrock, Inc. and the effectiveness of Archrock, Inc.'s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Archrock, Inc. for the year ended December 31, 2018. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Houston, Texas
January 31, 2020

QuickLinks

  EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM